UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                MMC ENERGY, INC.
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                (Name of Registrant as Specified In Its Charter)


                                 KARL W. MILLER
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on April 2, 2008.

                  ENERGY HOLDINGS LIMITED, LLC NAMES MANAGEMENT
                 TEAM AND REAFFIRMS ITS WESTERN STATES STRATEGY
                            WITH FOCUS ON CALIFORNIA

WILMINGTON, NORTH CAROLINA--April 2, 2008--Energy Holdings Limited, LLC ("EHL") announced its senior management team today and reiterated its Western states strategy, with a particular focus upon the California market.

EHL, G. William Eason and Karl W. Miller, MMC's founder have also nominated a slate of directors for election to MMC Energy, Inc. ("MMC") (NASDAQ: MMCE) board of directors, to be held May 28, 2008 at the annual meeting of shareholders in San Francisco, California. EHL plans to insert its management team into MMC following a successful proxy to actively operate the MMC business and grow long term shareholder value.

EHL was formed by the MMC Energy, Inc. founding shareholders. EHL is in various stages of negotiation with multiple industry counterparties and expects to sign letters of intent to acquire certain energy assets. "EHL's transaction pipeline is exciting and executable and we intend to aggressively move forward over the next several months. The excitement within EHL is seamlessly transferable to MMC assuming a successful proxy contest", said Eason.

Filling the post of Chief Operating Officer (COO) is Kevin McConville who has over 25 years experience in management positions within the energy industry.

McConville, 51, is an independent energy consultant and private investor and was a co-founder and managing partner of Miller McConville & Company, the private company that eventually became MMC Energy, Inc. and affiliates. McConville spent the bulk of his career at Enron Corporation and was a Managing Director and was responsible for Enron Capital and Trade global industrial practice, investing debt and equity, supplying natural gas and electricity to energy intensive industrials. While serving as managing director, McConville also was an officer of Enron Securities Corp. McConville was Vice-President of Business Development for Williams Trading, responsible for equity and debt investments in natural gas producing companies. McConville began his career at Panhandle Eastern Corporation and is trained in finance, regulatory affairs, and valuation of electric and natural gas assets. More recently, McConville was a limited partner in Powersol Trading. McConville is a graduate of Drake University with a B.A. in Journalism and an MBA from the Houston Baptist University. "Kevin has great breadth and depth in a variety of functions necessary for successful operations", said G. William Eason, Managing Member of EHL.

Ketheesch Aran, 55, was named Chief Financial Officer (CFO). Currently, Aran is a principal of Castle Enterprises, LLC an independent power plant developer, actively involved in the development of several projects in the northeast U.S. Aran served as Vice President of North American Power Group in charge of power plant acquisitions. Mr. Aran was a Senior Vice President of EI Paso Merchant Energy, a subsidiary of EI Paso Corporation, responsible for the acquisition and development of power generation projects. Prior to El Paso, Mr. Aran was Vice President of Project Finance, at Chrysler Capital Corporation responsible for equity investments in independent power projects and completed multiple power plant acquisitions in the power generation industry, involving project financing, transaction structuring and turnarounds. A trained commercial banker, Mr. Aram held management positions with Bank of America and Bank of Boston and is a graduate of the University of Sri Lanka with B.S. in Physics and an MBA from the Georgia Southern University.

Tony Valentine, 46, was named Chief Development Officer (CDO). Currently, Valentine is a principal in TK Research, Inc., a private placement consulting firm servicing small industrial organizations and was a principal in Odysseus Energy LLC focused on the acquisition of undervalued power generation assets and, prior to that, was Chief Financial Officer for Kafus Industries, an American Stock Exchange listed company that manufactured medium density fiberboard from waste wood. Valentine was Vice President at Enron Capital and Trade where he focused on making debt and equity investments in energy-intensive industrial companies, and served as Vice President at GE Capital where he coordinated financing services for the construction of power plants, the acquisition of oil and gas reserves and led the restructuring of a portfolio of at-risk investments. Valentine is a graduate of The University of Tennessee with a B.S. in Chemical Engineering and an MBA from the Harvard Business School.

IMPORTANT INFORMATION
EHL and Messrs. Eason and Miller intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.


    Investor Contacts:
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    G. William Eason
    gwilliameason@energyholdingslimited.com
    (917) 591-6906

    Media Contacts:
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    Kevin McConville
    kmcconville@energyholdingslimited.com
    (832) 731-7096

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Source:  Energy Holdings Limited LLC